                                                                    EXHIBIT 10.2

                                         For Bank Use Only Reviewed by__________

                                         Due DECEMBER 15, 2008

                                         Customer # 1105510939   Loan # 83

                      AMENDMENT TO LOAN AGREEMENT AND NOTE

     This amendment the ("AMENDMENT"), dated as of the date specified below, is by and between the borrower (the "BORROWER") and the bank (the "BANK") identified below.

                                    RECITALS

     A. The Borrower and the Bank have executed a Loan Agreement (the "AGREEMENT") dated MARCH 23, 2000 and the Borrower has executed a Note (the "NOTE"), dated FEBRUARY 15, 2001, either or both which may have been amended and replaced from time to time, and the Borrower (and if applicable, certain third parties) have executed the collateral documents which may or may not be identified in the Agreement and certain other related documents (collectively the "Loan Documents"), setting forth the terms and conditions upon which the Borrower may obtain loans from the Bank from time to time in the original amount of $5,500,000.00, as may be amended from time to time.

     B. The Borrower has requested that the Bank permit certain modifications to the Agreement and Note as described below.

     C. The Bank has agreed to such modifications, but only upon the terms and conditions outlined in this Amendment.

                               TERMS OF AGREEMENT

     In consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Borrower and the Bank agree as follows:

     X CHANGE OF MATURITY DATE. If checked here, any references in the Agreement or Note to the maturity date or date of final payment are hereby deleted and replaced with "DECEMBER 15, 2008".

     X CHANGE IN MAXIMUM LOAN AMOUNT. If checked here, all references in the Agreement and in the Note (whether or not numerically) to the maximum loan amount are hereby deleted and replaced with "$ 5,000,000.00", which evidences an additional $ 2,500,000.00 available to be advanced subject to the terms and conditions of the Agreement and Note.

     TEMPORARY INCREASE IN MAXIMUM LOAN AMOUNT. If checked here, notwithstanding the maximum principal amount that may be borrowed from time to time under the Agreement and Note, the maximum principal amount that may be borrowed thereunder shall increase from $_______________ to $_________ effective ___________ through
__________ annually. On ___ through _______annually, the maximum principal amount that may be borrowed thereunder shall revert to $____ and any loans outstanding in excess of that amount will be immediately due and payable without further demand by the Bank.

     __ CHANGE IN MULTIPLE ADVANCE TERMINATION DATE. If checked here, all references in the Agreement and in the Note to the termination date for multiple advances are hereby deleted and replaced with " ____ ".

     __ CHANGE IN PAYMENT SCHEDULE. If checked here, effective upon the date of this Amendment, any payment terms are amended as follows:

     __ CHANGE IN INTEREST RATE. If checked here, effective upon the date of this Amendment, interest payable under the Note is amended as follows:

The unpaid principal balance will bear interest at an annual rate described in the Interest Rate Rider attached to this Amendment.

     ___ CHANGE IN LATE PAYMENT FEE. If checked here, subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of _____% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

     ___ CHANGE IN CLOSING FEE. If checked here and subject to applicable law, the Borrower will pay the Bank a closing fee of $______ (apart from any prior closing fee) contemporaneously with the execution of this Amendment. This fee is in addition to all other fees, expenses and other amounts due hereunder.

     ___ CHANGE IN PAID-IN-FULL PERIOD. If checked here, all revolving loans under the Agreement and the Note must be paid in full for a period of at least _____ consecutive days during each fiscal year. Any previous Paid-in-Full provision is hereby replaced with this provision.

     DEFAULT INTEREST RATE. Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

     EFFECTIVENESS OF PRIOR DOCUMENTS. Except a specifically amended hereby, the Agreement, the Note and the other Loan Documents shall remain in full force and effect in accordance with their respective terms. All warranties and representations contained in the Agreement and the other Loan Documents are hereby reconfirmed as of the date hereof. All collateral previously provided to secure the Agreement and/or Note continues as security, and all guaranties guaranteeing obligations under the Loan Documents remain in full force and effect. This is an amendment, not a novation.

     PRECONDITIONS TO EFFECTIVENESS. This Amendment shall only become effective upon execution by the Borrower and the Bank, and approval by any other third party required by the Bank.

     NO WAIVER OF DEFAULTS; WARRANTIES. This Amendment shall not be construed as or be deemed to be a waiver by the Bank of existing defaults by the Borrower, whether known or undiscovered. All agreements, representations and warranties made herein shall survive the execution of this Amendment.

     COUNTERPARTS. This Amendment may be signed in any number of counterparts, each of which shall be considered an original, but when taken together shall constitute one document.

     AUTHORIZATION. The Borrower represents and warrants that the execution delivery and performance of this Amendment and the documents referenced herein are within the authority of the Borrower and have been duly authorized by all necessary action.

     TRANSFERABLE RECORD. The agreement and note, as amended, is a "transferable record" as defined in applicable law relating to electronic transactions. Therefore, the holder of the agreement and note, as amended, may, on behalf of Borrower, create a microfilm or optical disk or other electronic image of the agreement and note, as amended, that is an authoritative copy as defined in such law. The holder of the agreement and note, as amended, may store the authoritative copy of such agreement and note, as amended, in its electronic form and then destroy the paper original as part of the holder's normal business practices. The holder, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

     ATTACHMENTS. ALL DOCUMENTS ATTACHED HERETO, INCLUDING ANY APPENDICES, SCHEDULES, RIDERS, AND EXHIBITS TO THIS AMENDMENT, ARE HEREBY EXPRESSLY INCORPORATED HEREIN BY REFERENCE.

Dated as of  JANUARY 18, 2007
                                               HI-SHEAR TECHNOLOGY, CORP.
(Individual Borrower)                          Borrower Name (Organization)

_____________________________________          a DELAWARE Corporation

Borrower Name ________________N/A____          By: /s/ George W. Trahan
                                               Name and Title: George W. Trahan,
_____________________________________                          President/CEO

Borrower Name _____________N/A________         By:  /s/ Gregory J. Smith
                                               Name and Title: Gregory J. Smith,
                                                               V.P. Finance/CFO
Agreed to:
  U.S. BANK N.A.

By:  /s/ David Clarke
Name and Title:  David Clarke
                 Vice President

                 ADDENDUM TO REVOLVING CREDIT AGREEMENT AND NOTE

This Addendum is made part of the Revolving Credit Agreement and Note (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

AMENDMENTS TO FINANCIAL COVENANTS. Financial covenants set forth in the Agreement are modified, added, deleted or restated as more specifically set forth below. Financial covenants which are not modified, restated or deleted below shall remain in full force and effect. Financial terms used in the Amendment which are not specifically defined in the Amendment shall have the meanings ascribed to them under generally accepted accounting principles. For any Borrower or Guarantor who does not have a separate fiscal year end for tax reporting purposes, the fiscal year will be deemed to be the calendar year.

MODIFICATION OF BORROWER FINANCIAL COVENANTS. All Borrower financial covenants, whether set forth below or in the Agreement, will be maintained by Borrower (for purposes of all existing, new and amended financial covenants, the "Subject Party").

ADDITIONAL OR MODIFIED FINANCIAL COVENANTS. The following covenants are hereby added or restated: CURRENT RATIO at all times of at least 2.0 to 1.

"CURRENT RATIO" shall mean the relationship, expressed as a numerical ratio, between the amount described below in item (i) of the definition of "Net Working Capital" and the amount described below in item (ii) of the definition of "Net Working Capital".

"NET WORKING CAPITAL" shall mean:

(i) The amount of all assets which under generally accepted accounting principles would appear as current assets on the balance sheet of the Subject Party.

Less

(ii) the amount of all liabilities which under generally accepted accounting principles would appear as current liabilities on such balance sheet, including all indebtedness payable on demand or maturing (whether by reason of specified maturity, fixed prepayments, sinking funds or accruals of any kind, or otherwise) within 12 calendar months or less from the date of the relevant statement, including all lease and rental obligations due in 12 calendar months or less under capitalized leases, and including customers' advances and progress billings on contracts,

FIXED CHARGE COVERAGE RATIO as of the end of each fiscal quarter for the four
(4) fiscal quarters then ended of at least 1.25 to 1.

"FIXED CHARGE COVERAGE RATIO" shall mean (a) EBITDAR minus cash taxes, cash dividends and Maintenance Capital Expenditures divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense.

"EBITDAR" shall mean net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus rent or lease expense.

"MAINTENANCE CAPITAL EXPENDITURES" shall mean 50% of the Subject Party's depreciation expense for the period specified.

"CAPITAL EXPENDITURES" shall mean the aggregate amount of all purchases or acquisitions of fixed assets, including real estate, motor vehicles, equipment, fixtures, leases and any other items that would be capitalized on the books of the Subject Party under generally accepted accounting principles. The term "Capital Expenditures" will not include expenditures or charges for the usual and customary maintenance, repair and retooling of any fixed asset or the acquisition of new tooling in the ordinary course of business.

DELETION OF FINANCIAL COVENANTS. The following financial covenants are hereby deleted from the Agreement, as previously amended: Working Capital, Minimum Net Worth, and Maintain positive cash flow from operations as presented in the Sources and Uses Statement of the 10-Q and 10-K, measured on a rolling four quarter.

DELETION OF FINANCIAL INFORMATION AND REPORTING REQUIREMENTS. The following financial information and reporting requirements are hereby deleted from the Agreement, as previously amended: Aging Accounts Receivable, Aging Accounts Payable, and Revenue Billing and Backog Report.


Dated as of January 18, 2007

(Individual)                 (Non-Individual)

______________________       Hi-Shear Technology Corporation
Borrower Name n/a            a/an Delaware Corporation

______________________       By:  /s/ George W. Trahan
Borrower Name n/a            Name and Title: George W. Trahan, President/CEO

                             By:  /s/ Gregory J. Smith
                             Name and Title: Greorgy J. Smith, VP Finance/CFO

                             Agreed to:
                             U.S. Bank N.A.

                             By:  /s/ David Clarke
                             Name and Title: David Clarke, Vice President

                         SECOND ADDENDUM TO AMENDMENT TO
                             LOAN AGREEMENT AND NOTE
                                     Between
               U.S. Bank N.A. and Hi-Shear Technology Corporation

                                January 18, 2007

The terms, conditions, representations, warranties and other provisions of this Second Addendum to Amendment to Loan Agreement and Note (this "ADDENDUM") amend, modify, and supplement the Amendment to Loan Agreement and Note (the "AMENDMENT") by and between the undersigned borrower ("BORROWER") and U. S. Bank N.A. ("BANK"), the Addendum to Revolving Credit Agreement and Note (the "FIRST ADDENDUM") by and between Borrower and Bank, the Term Note in the original principal amount of One Million and no/100 Dollars ($1,000,000.00) by Borrower in favor of Bank (the "JANUARY 2007 NOTE") and the Addendum to Note (the "NOTE ADDENDUM") by Borrower in favor of Bank, all of which documents are dated as of the date hereof. The First Addendum and this Addendum are (notwithstanding the name of the First Addendum and the introductory paragraph in the First Addendum) addendums to the Amendment. The Amendment amends, modifies and/or supplements the Agreement (as defined in the Amendment). Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement, or if not defined in the Agreement, the meanings ascribed to them under generally accepted accounting principles ("GAAP"). In the event of any conflict between the provisions of the Agreement, the Amendment or the First Addendum on the one hand, and the provisions of this Addendum on the other, the provisions of this Addendum shall prevail and control.

1. FIXED RATE OPTION (EXTENSION OF JANUARY 2007 NOTE). Borrower and Bank agree that, so long as no default or Event of Default under any Loan Document has occurred and is continuing, Borrower shall have the following option with respect to the January 2007 Note:

Borrower may extend the maturity date of the January 2007 Note from January 18, 2008 (the "Original Maturity Date") to January 18, 2013 (the "Extended Maturity Date") and convert the interest rate applicable thereto to a fixed rate per annum equal to 2.00% plus Bank's Cost of Funds as of the date of the conversion. This option may be exercised only: (a) once during the term of the January 2007 Note, on or before the Original Maturity Date; (b) upon actual receipt by Bank of written notice of exercise from Borrower to Bank received no later than December 18, 2007; (c) after all loan proceeds that Borrower has requested to be advanced and that Bank has agreed to advance under the January 2007 Note have been fully advanced; and (d) as to the entire then-outstanding principal balance of the January 2007 Note.

Following conversion to a fixed rate as provided above, the repayment schedule for the January 2007 Note shall be revised so that the remaining principal and interest shall be payable in equal monthly installments, each in an amount sufficient to amortize the remaining principal balance of the January 2007 Note plus interest thereon over the remaining term of the January 2007 Note, as extended to the Extended Maturity Date.

If Borrower is eligible and elects to convert to the fixed rate as provided hereby, Borrower shall execute an amendment to the January 2007 Note or, at Bank's option, an amended and restated note reflecting the extension of the maturity date thereof, the change to a fixed rate and the change in the repayment schedule, and describing Bank's applicable prepayment indemnity in effect at the time of conversion. Depending upon the applicable prepayment indemnity option following conversion, Borrower acknowledges that prepayment may be prohibited except with the consent of Bank. Notwithstanding the foregoing, Borrower shall have the option, at the time of conversion, to have the prepayment indemnity waived in exchange for adding, to Bank's Cost of Funds, a premium amount required by Bank at such time; provided, however, there shall be no waiver of the prepayment indemnity if, at the time of conversion, the outstanding principal balance of the January 2007 Note is less than $100,000.

No additional advances shall be made under the January 2007 Note after conversion to a fixed interest rate as provided above, even if less than all proceeds evidenced by the January 2007 Note have been advanced prior to such conversion.

For purposes of this Fixed Rate Option (Extension of January 2007 Note) provision, the term "COST OF FUNDS" means the rate at which Bank would be able to borrow funds of comparable amounts in the Money Markets for a period equal to the remaining term of the January 2007 Note, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; such rate rounded upward to the nearest one-eighth percent; and the term "MONEY MARKETS" refers to one or more wholesale funding markets available to and selected by Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

If Borrower is not eligible to exercise or chooses not to exercise its option to convert the interest rate of the January 2007 Note, and to extend the maturity date of the January 2007 Note to the Extended Maturity Date, as provided herein, Borrower shall repay all outstanding and unpaid principal and interest on the Original Maturity Date.

2. CONTINUING VALIDITY. Except as expressly modified above or in other agreements between Borrower and Bank, the terms of the Agreement, the Amendment, the First Addendum, the Note Addendum, the January 2007 Note and the other Loan Documents shall remain unchanged and in full force and effect.

Dated as of January 18, 2007


                      Hi-Shear Technology Corporation,
                      a Delaware corporation


                      By:  /s/ George W. Trahan
                      Name and Title:   George W. Trahan,
                                        President/CEO

                      By:  /s/ Gregory J. Smith
                      Name and Title:   Gregory J. Smith
                                        VP Finance/CFO


                      U.S. Bank N.A.

                      By:  /s/ David Clarke
                                        David Clarke,
                                        Vice President

U.S. BANK                                                          1105510939-83

                               INTEREST RATE RIDER

This Rider is made part of the Amendment to Loan Agreement and Note (the "AMENDMENT") dated JANUARY 18, 2007 by the undersigned borrower (the "Borrower") in favor of U. S. BANK N. A. (the BANK") as of the date identified below. The following interest rate description is hereby added to the Amendment:

Interest Rate Options. Interest on each advance hereunder shall accrue at one of the following per annum rates selected by the Borrower ("n/a" indicates rate option is not available, but Prime Rate Loan option must always be selected) (i) upon notice to the Bank, -0.250% plus the prime rate announced by the Bank from time to time, as and when such rate changes (a "Prime Rate Loan"); (ii) upon a minimum of two New York Banking Days prior notice, 2.000%, plus the 1, 2, 3, 6 or 12 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "LIBOR Rate Loan"); or (iii) upon notice to the Bank, n/a % plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, 3, 6 or 12 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a "Money Market Rate Loan"). The term "New York Banking Day" means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York. The term "Money Markets" refers to one or more wholesale funding markets available to the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others. No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the maturity of this Note. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the maturity of this Note, such loan must be prepaid at the time this Note matures. If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to the Note maturing or due to acceleration of this Note upon default or otherwise, the Borrower agrees to pay all of the Bank's costs, expenses and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term "Loan Period" means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, 3, 6 or 12 months thereafter matching the interest rate term selected by the Borrower; provided, however, (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period. The term "Interest Differential" shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate
Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.

The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan and each Money Market Rate Loan shall be in a minimum principal amount of $100,000.

   Dated as of January 18, 2007

   (Individual Borrower)        Hi-Shear Technology Corporation
                                Borrower Name (Organization)
   Borrower Name   n/a
                                a Delaware Corporation

                                By:  /s/ George W. Trahan
   Borrower Name   n/a          Name and Title: George W. Trahan, President/CEO

                                By:  /s/ Gregory J. Smith
                                Name and Title: Gregory J. Smith, VP Finance/CFO

U.S. BANK                                                             1105510939


                           HAZARD INSURANCE DISCLOSURE

                Required by California Civil Code Section 2955.5

Under California law, no lender shall require a borrower, as a condition of receiving or maintaining a loan secured by real property, to provide hazard insurance coverage against risks to the improvements on that real property in an amount exceeding the replacement value of the improvements on the property.

For the purposes of the above disclosure:

     "Hazard insurance coverage" means insurance against losses caused by perils which are commonly covered in policies described as a "Homeowner's Policy", "General Property Form", "Guaranteed Replacement Cost Insurance" "Special Building Form", "Standard Fire", Standard Fire with Extended Coverage", "Standard Fire with Special Form Endorsement", or comparable insurance coverage to protect the real property against loss or damage from fire and other perils covered within the scope of a standard extended coverage endorsement.

     "Improvements" means buildings or structures attached to the real property.


By signing below, the undersigned Borrower acknowledges receipt of the above disclosure as of JANUARY 18, 2007

(Individual)                    Hi-Shear Technology Corporation
                                (Organization)

Printed Name   n/a              a Delaware Corporation

(Individual)                    By: /s/ George W. Trahan
Printed Name   n/a              Name and Title: George W. Trahan, President/CEO

                                By:  /s/ Gregory J. Smith
                                Name and Title: Gregory J. Smith, VP Finance/CFO

U.S. BANK                                                             1105510939

            CORPORATE RESOLUTION FOR BORROWING AND/OR PLEDGING ASSETS
                         Hi-Shear Technology Corporation

                               NAME OF CORPORATION

     WHEREAS, this corporation may enter into financial transactions or accommodations with U.S. Bank N.A. (the "BANK") from time to time;

     NOW, THEREFORE, RESOLVED, that any 2 of the officers of this corporation denoted below: [mark authorized officers]

     __Chairman of the Board     __Treasurer                   Other:  X  President/CEO
     __President                 __ Secretary                  Other:  X  VP Finance/CFO
     __Any Vice President        __Any Assistant Treasurer     Other:
     __Any Assistant Secretary                                 Other

is (are) authorized, on behalf of and in the name of this corporation, (a) to borrow money from the Bank from time to time in such amounts as such officer(s) shall deem advisable; (b) to make, execute, seal with the corporate seal, and deliver to the Bank, from time to time, loan agreements, disbursing agreements, notes, applications for letters of credit, and other evidence of or agreements concerning such indebtedness, in such amounts with such maturities, at such rates of interest, and upon such terms and conditions as said officer(s) shall approve; (c) to pledge, assign, mortgage or otherwise grant a security interest in any or all real property, fixtures, tangible or intangible personal property, or any other assets of this corporation, to execute, seal with the corporate seal, and deliver to the Bank such security agreements, chattel mortgages, assignments, financing statements, real estate mortgages, deeds of trust, lease or rental assignments, assignments of life insurance, agreements not to encumber, or other agreements respecting any or all interests in real or personal property now owned or hereafter acquired by this corporation as may be requested by the Bank to secure any obligations of this corporation to the Bank or to secure the obligations of a third party to the Bank, now existing or hereafter arising, all upon such terms and conditions as said officer(s) shall approve, and to perform such acts required of this corporation in such agreements or otherwise to perfect such security interests; (d) to sell to the Bank, with or without recourse, accounts, contract rights, general intangibles, instruments, documents, chattel paper, equipment, inventory, insurance policies, deposit accounts, rights in action or other personal property of this corporation; (e) to endorse or assign and deliver such property to the Bank, and from time to time to withdraw and make substitutions of such property, or to sell such property to third persons and cause the proceeds of such sales to be applied against the obligations of this corporation to the Bank; (f) to give subordinations, guaranties or other financial accommodations to the Bank (it being the judgment of the governing body of this corporation that any such guaranties may reasonably be expected to benefit the corporation); and (g) to endorse and deliver for discount with the Bank, notes, certificates of deposit, bills of exchange, orders for the payment of money, chattel paper, commercial, or other business paper, howsoever drawn, either belonging to or coming into the possession of this corporation. The signature(s) of said officer(s) appearing on any of the foregoing instruments shall be conclusive evidence of (his/her) (their) approval thereof.

     FURTHER RESOLVED, that the authority granted to the officers of this corporation shall continue in full force and effect, and said Bank may rely thereon in dealing with such officers, unless and until written notice of any change in or revocation of such authority shall be delivered to said Bank to the attention of Commercial Loan Servicing by an officer or director of this corporation, and any action taken by said officers and relied on by said Bank pursuant to the authority granted herein prior to its receipt of such written notice shall be fully and conclusively binding on this corporation.

     FURTHER RESOLVED, that the actions of any officer of this corporation heretofore taken in borrowing money from the Bank for and on behalf of this corporation, and in securing such indebtedness in any manner authorized herein, and in selling or assigning property of this corporation to the Bank with or without recourse, and in discounting with the Bank commercial and other business paper, be and the same hereby are in all respects ratified, confirmed and approved.

     FURTHER RESOLVED, that in consideration of any loans or other financial accommodation made by the Bank to this corporation, this corporation shall be authorized to and shall assume full responsibility for and hold the Bank harmless from any and all payments made or any other actions taken by the Bank in reliance upon the signatures, including facsimiles thereof, of any person or persons holding the offices of this corporation designated above regardless of whether or not the use of the facsimile signature was unlawful or unauthorized and regardless of by whom or by what means the purported signature or facsimile signature may have been affixed to any instrument if such signatures reasonably resemble the specimen or facsimile signatures as provided to the Bank, or for refusing to honor any signatures not provided to the Bank; and that this corporation agrees to indemnify the Bank against any and all claims, demands, losses, costs, damages or expenses suffered or incurred by the Bank resulting from or arising out of any such payment or other action. The foregoing indemnification shall be effective and may be enforced by the Bank upon delivery to the Bank of a copy of this resolution certified by the Secretary, Assistant Secretary or any other officer of this corporation.

     FURTHER RESOLVED, that the Secretary, Assistant Secretary or any other officer of this corporation is authorized and directed to certify to the Bank the foregoing resolutions and that the provisions thereof are in conformity with the Articles of Incorporation and By-Laws of this corporation and to certify to the Bank the names of the persons now holding the offices referred to above and any changes hereafter in the persons holding said offices together with specimens of the signatures of such present and future officers.

     FURTHER RESOLVED, that all prior resolutions of this corporation authorizing the borrowing of money from the Bank and the securing thereof, be and they hereby are rescinded and superseded as to all borrowings from the Bank and security transactions with respect thereto effected after the date of adoption of these resolutions.

     I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary (or as otherwise designated below) and the custodian of the records of the above-named corporation, a corporation organized and existing and in good standing under the laws of the State of Delaware. The foregoing resolutions (i) are true and correct copies of the resolutions duly adopted in accordance with law and the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation and that such resolutions are now in full force and effect without modifications and are duly recorded in the minute book of the corporation or (ii) are otherwise in conformity with existing resolutions, the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation, and permit the officers designated herein to undertake all the activities set forth above.

     I FURTHER CERTIFY that set forth below are the true titles, names and genuine signatures of the duly elected or appointed, qualified and acting officers of said corporation presently holding such offices who are authorized under the foregoing resolutions:

Title                            Name*                       Signature*

Chairman of
the Board

President

Vice President

Treasurer

Secretary

Assistant Treasurer

Assistant Secretary

Other                         George W. Trahan
                              President /CEO             /s/ George W. Trahan

Other                         Gregory J. Smith
                              VP Finance/CFO             /s/ Gregory J. Smith

Other

Other

     I FURTHER CERTIFY that copies of the Charter or Articles or Certificate of Incorporation and By-Laws or Code of Regulations, as applicable, of the corporation which have heretofore been delivered to the Bank or which are delivered herewith are true and correct copies and that such Charter or Articles or Certificate and By-Laws or Code of Regulations, as applicable, are presently in full force and effect.

     IN WITNESS WHEREOF, I have affixed my name in my official capacity and have caused the corporate seal of the corporation to be hereunto affixed on January 24, 2007.

(CORPORATE SEAL)                            /s/ Linda A. Nespole      Secretary
*Only the names and signatures of officers who will act in transactions with the Bank need be inserted.